Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8
Registration Statement Under
The Securities Act Of 1933
(Form Type)

Stronghold Digital Mining, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule (3)	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	1,200,000	$3.21	$3,852,000	$153.10 per $1,000,000	$589.75
Total Offering Amounts					$3,852,000		$589.75
Total Fee Offsets							—
Net Fee Due							$589.75

(1)
The Form S-8 registration statement to which this Exhibit 107.1 is attached (the “Registration Statement”) registers 1,200,000 shares of Class A common stock, $0.0001 par value per share (the “Common Stock”), of Stronghold Digital Mining, Inc., a Delaware corporation, that may be delivered with respect to awards under the Stronghold Digital Mining, Inc. Omnibus Incentive Plan (as amended from time to time, the “Plan”), which shares consist of shares of Common Stock reserved and available for delivery with respect to awards under the Plan.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the Plan.

(3)
The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of Common Stock covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of a share of Common Stock as reported on the Nasdaq Global Market on February 21, 2025 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $3.21.